                                                                 EXHIBIT 10.30

                           HCC PARTICIPANT AGREEMENT


         This Agreement (the "Agreement") is entered into by and between THE HOTEL CLEARING CORPORATION, a Delaware corporation ("HCC"), and MARRIOTT INTERNATIONAL, INC. ("Participant"), to be effective the 18th day of March, 1997.

SECTION 1.       DEFINITIONS

         1.1 For purposes of this Agreement, the following definitions shall apply:

                 (i) Commissionable Reservations. Commissionable Reservations within a particular time period equals the number of reservations (both voice and electronic) processed through the HCC System within such time period that are identified as "commissionable" or "partially commissionable" on the transaction records provided by Participant to HCC and for which a travel agent commission is paid pursuant to this Agreement.

                 (ii) HCC System. The HCC System is HCC's automated clearinghouse system to provide for the coordination of reservation information, transfer of hotel reservation commissions and ancillary services to Travel Agents and Participating Entities.

                 (iii) Participating Entity. A Participating Entity is an operator of a hotel reservation system that has executed a HCC Participant Agreement.

                 (iv) HCC Travel Agents. An HCC Travel Agent is a travel agency who has executed an HCC Subscriber Agreement. A list of current HCC Travel Agents will be periodically provided by HCC to Participant.

                 (v) HCC Travel Agent Commissions. HCC Travel Agent Commissions are the commissions paid by Participant to HCC Travel Agents pursuant to this Agreement. HCC Travel Agent Commissions will be based on commission rates provided by Participant to HCC.

SECTION 2.       THE HCC SYSTEM

         2.1 Duties of HCC. HCC will provide and operate the HCC System for the use and benefit of Participant, its franchisees and affiliates, and other Participating Entities. HCC will provide all reasonable and necessary technical support, hardware and software, except as otherwise provided herein, and modifications to the HCC System to provide clearinghouse services to Participant and its franchisees and affiliates as described below. Upon compliance with the terms of this Agreement by Participant, its franchisees and affiliates, and subject to Section 5 hereof, HCC will provide the following clearinghouse services to Participant and its franchisees and affiliates:

                 (i) identify Participant to travel agents as being a HCC System Participating Entity;



INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST AND HAS BEEN FILED SEPARATELY WITH THE S.E.C.

                 (ii) provide billing statements for HCC Travel Agent Commissions, Transaction Fees (as defined below) and other fees, costs and expenses to Participant no later than the fifteenth (15th) business day after the end of each month as provided in Section 3 below;

                 (iii) distribute collected HCC Travel Agent Commissions received from Participant and its affiliates and franchisees to the appropriate HCC Travel Agents as set forth in the HCC Travel Agent Commission information provided by Participant;

                 (iv) provide no later than the fifteenth (15th) business day of each month reports to Participant and HCC Travel Agents reflecting HCC Travel Agents' reservation transactions with Participant and HCC Travel Agent Commissions owed based upon the data provided to HCC by Participant and its affiliates and franchisees who are participating in the HCC System; and

                 (v) provide telephone customer support services from 8:00 a.m. to 5:00 p.m., U.S. Central time, Monday through Friday, exclusive of legal holidays.

The procedures of the HCC System are subject to changes for enhancements from time to time as determined by HCC, provided that no such changes will have a significant adverse impact on the clearinghouse services described above.

         2.2 Duties of Participant. Participant shall diligently and in good faith do the following:

                 (i) Cooperate reasonably with HCC personnel with respect to the implementation of the HCC System between HCC Travel Agents and Participant and its affiliates and franchisees;

                 (ii) Provide HCC with all that is reasonably required by HCC to process all reservations (including all reservations made electronically or by voice, through the use of a central reservation "800" phone number, inclusive of no-shows, cancellations and non-commissionable transactions) made by HCC Travel Agents with Participant and, subject to 2.2(iv), its affiliates and franchisees no less often than on a semi-monthly basis such data being complete and accurate to the best of Participant's knowledge and ability and inclusive of all of the information to permit HCC to provide the clearinghouse services described in Section 2.1 hereof and, without limitation, being such information as set forth on Exhibit A hereof; and permit and authorize HCC to obtain and use such data concerning such reservations made with Participant and, subject to 2.2(iv), its affiliates and franchisees except such data designated as confidential pursuant to Section 7 hereof. The foregoing shall be subject to receipt by Participant from HCC of the instructions, specifications, directions, information, assistance, and cooperation reasonably required by Participant to provide the foregoing.

                 (iii) Pay, pursuant to this Agreement, all Travel Agent Commissions reported to HCC for processing pursuant to this Agreement within two (2) business days of receipt of the billing statement described in Section
                          3.5 hereof;





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                 (iv)     Use its reasonable efforts to cause each of its
                          franchisees and affiliates to fully and timely participate in the HCC System pursuant to this Agreement;

                 (vi) Permit HCC to use its name as an entity participating in the HCC System.

         2.3 Modification or Enhancement of the HCC System or Participant System. HCC may in its sole discretion modify the operation or enhance the capability of the HCC System, and Participant agrees to cooperate reasonably with HCC to the extent reasonably necessary to effectuate modifications and enhancements of the HCC System. If Participant determines that such modification or enhancement is likely to require Participant to make significant modifications to its central reservation system (any such modifications to be at Participant's sole expense), HCC will provide at least ninety
                 (90) days' prior notice to Participant of such modification or enhancement and Participant may, at its option, terminate this Agreement upon sixty (60) days notice to HCC.

SECTION 3.       FEES, COSTS, AND PAYMENTS

         3.1 [*] an [*] of [*] (the [*]) on or before [*] provided [*] has provided to [*] all of the information necessary for [*] for all of its [*] for [*] as required by Section [*] of this Agreement and provided further, in the event [*] shall [*] the following [*] of [*] pursuant to this [*] shall [*] the amount indicated.

                                                  Average
                                                    [*]                    [*] if [*]
                     Time Period          During the Time Period             Not Met
                     ---- ------   ------------ ------ --- ---- ------    ------------ --- ---
               [*] -- [*]                          [*]                       [*]

               [*] -- [*]                          [*]                       [*]

               [*] -- [*]                          [*]                       [*]

               [*] -- [*]                          [*]                       [*]

               [*] -- [*]                          [*]                       [*]

         The [*] may be [*] from any payment due [*] to [*] to [*] payable upon receipt, at [*] option. In the event the total [*] below [*] the foregoing [*] shall be void and of no effect with respect to [*] to be made after the [*] the [*] of [*]

         3.2     Fees for Processing HCC Travel Agent Commissions.

                 (a)      For the [*] Commissionable Reservations
                          processed each month, Participant shall pay HCC a transaction fee ("HCC Transaction Fee") each month of


                                             *Confidential Treatment Requested



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                          U.S. [*] for each such Commissionable Reservation
                          processed. For any month wherein the total of Commissionable Reservations is greater than [*] but less than [*] shall be due from either party for each such Commissionable Reservation over [*] but less than [*]

                 (b) For each Commissionable Reservation in excess of [*] processed each month, [*] (the "Participant Transaction Fee") as follows:

                          For any month wherein the total of Commissionable Reservations processed are in excess of [*] but less than [*] a Participant Transaction Fee of [*] for each Commissionable Reservation between [*] and [*]

                          For any month wherein the total of Commissionable Reservations processed are in excess of [*] but less than [*] a Participant Transaction Fee of [*] for each Commissionable Reservation between [*] and [*]

                          For any month wherein the total of Commissionable Reservations processed are in excess of [*] and less than [*] a Participant Transaction Fee of [*] for each Commissionable Reservation between [*] and [*] and

                          For any month wherein the total of Commissionable Reservations processed are in excess of [*] a Participant Transaction Fee of [*] for each Commissionable Reservation in excess of [*]

                 Provided however, notwithstanding the preceding provisions of this 3.2(b), the total Participant Transaction Fee paid per month shall not exceed an amount equal to [*] per Commissionable Reservation in the aggregate.

         3.3 Commission Payments. HCC shall pay HCC Travel Agent Commissions in the travel agent's local currency or the currency requested by the travel agency. HCC shall be responsible for complying with laws and regulations relating to the treatment of unclaimed property (sometimes referred to as "escheatment" laws) resulting from checks issued to travel agents under this Agreement. The parties will jointly establish mutually acceptable procedures to be implemented by HCC in order to comply with such laws and regulations. The parties will meet to establish such procedures by no later than thirty (30) days after the effective date, and will cooperate and work diligently with one another in order to finalize same as promptly as practical.

         3.4 Disputed Commissions. HCC will provide Participant and HCC Travel Agents with periodic reports indicated under Section 2.1(iv) that will indicate any exceptions to HCC Travel Agent Commissions, based on discrepancies between information given HCC by Participant compared to other information available to HCC. With respect to all exceptions as to which Participant provides supporting documentation, HCC will forward such documentation to the appropriate HCC Travel Agent(s), and the HCC Travel Agents involved may pursue such dispute directly with Participant('s) franchisees, but HCC will not have any liability to either


                                             *Confidential Treatment Requested



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                 Participant or any travel agent (HCC or non-HCC) with respect to the resolution of any disputed commission. No dispute concerning any travel agent commissions will in any way affect or reduce the obligations of Participant to (i) timely pay all other HCC Travel Agent Commissions reported to HCC for processing and (ii) timely pay to HCC all Transaction Fees and other fees, costs and additional expenses owed by Participant under this Agreement; nor shall any such dispute in any way affect or reduce the obligations of HCC to timely pay Participant all Participant Transaction Fees due under this Agreement.

         3.5 Billing Statements. Based upon the information provided HCC by or with respect to Participant pursuant to Section 2.2, above, HCC will provide Participant a monthly billing statement detailing (i) HCC Travel Agent Commissions to be paid by Participant for the period covered by such billing statement; (ii) HCC Transaction Fees to be paid by Participant, based on Commissionable Reservations for the period covered by such billing statement; (iii) [*] to be paid [*] based on [*] for the period covered by such billing statements, (iv) any [*] of the [*] which is due and (v) all other costs and fees owed by Participant pursuant to this Agreement. All fees and costs shall be paid in U.S. dollars.

SECTION 4.       TERM

         4.1 Term of Agreement. The initial term of this Agreement shall begin on the effective date set forth at the beginning of this Agreement and, unless earlier terminated pursuant to the provisions of this Agreement, shall expire on the last day of the sixtieth (60th) month after the date of this Agreement. However, this Agreement will be automatically renewed and extended for additional twelve (12) month periods unless, at least sixty (60) days prior to the expiration of the initial term of this Agreement or any additional twelve (12) month period, either party provides written notice to the other of its decision not to renew and extend.

SECTION 5.       TERMINATION

         5.1 Termination Upon Default. Upon the occurrence of an Event of Default (as defined below) by either party and the failure of such party to cure such default after notice and opportunity to cure as provided by Section 6.3 below, the nondefaulting party may terminate this Agreement at any time.

         5.2 Suspension of Status. Upon the occurrence of an Event of Default by Participant and the failure of Participant to cure such default after notice and opportunity to cure as provided by Section 6.3 below, then, if HCC does not terminate this Agreement under Section 5.1, until such time as such Event of Default is cured HCC shall have the right to suspend the status of Participant as a Participating Entity and to notify all HCC Travel Agents of such default and suspension through central reservation systems or otherwise.

SECTION 6.       DEFAULT

         6.1 Events of Default. Subject to Section 6.2 below, any one of the following will be considered an Event of Default:

                 (i) The failure of either party to pay any amount due hereunder within the time required;


                                             *Confidential Treatment Requested



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                 (ii)     The failure of Participant or HCC to satisfy the
                          obligations set forth in this Agreement;

                 (iii) The refusal or failure of either party to perform diligently and in good faith each and every material provision of this Agreement;

                 (iv) If either HCC or Participant (the "Defaulting Party") becomes insolvent, takes any step leading to its cessation as a going concern, or ceases business operations for reasons other than a strike and other than assignment as allowed by this Agreement, then the other party (the "Insecure Party") may immediately terminate this Agreement upon written notice to the other party unless the Defaulting Party immediately gives the Insecure Party adequate assurance of the future performance of this Agreement. If bankruptcy proceedings are commenced with respect to the Defaulting Party, and if this Agreement has not otherwise terminated, then the Insecure Party may suspend all further performance of this Agreement until the Defaulting Party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Insecure Party pending the Defaulting Party's assumption or rejection will not be a breach of this Agreement.

         Any such Event of Default shall not relieve the defaulting party from any of its obligations hereunder, and the non-defaulting party shall, except as provided in this Agreement, be entitled to whatever remedies at law or in equity are available to it.

         6.2 Force Majeure. It will not constitute an Event of Default if such event listed in Section 6.1 is caused by or results from acts of God, fire, war, civil unrest, accident, power fluctuations or outages, telecommunication fluctuations, outages or delays, utility failures, mechanical defects, or other events beyond the control of the defaulting party. However, if any such occurrence results in any of the events described in Section 6.1, and the same continues for more than thirty (30) consecutive days, either party may terminate this Agreement by providing notice as required herein.

         6.3 Cure Period. Upon the occurrence of an Event of Default, the non-defaulting party will give written notice to the defaulting party specifying the alleged default. In the case of a monetary default by either party, the defaulting party will only be allowed to cure such default within two (2) business days after receipt of such notice, by delivering that amount owed to HCC in good funds into the non- defaulting party's bank account. In all other instances, the defaulting party will be entitled to fifteen (15) days from receipt of notice within which to cure the default.

SECTION 7.       CONFIDENTIALITY

         7.1 Proprietary Information. During the term of this Agreement, it is acknowledged by Participant and HCC that each may receive confidential and proprietary information that is the property of the other party. All such confidential and proprietary information will be marked or otherwise identified as such and will be treated as confidential and proprietary subject only to disclosure where required by law. Such designation may be removed by each party making the designation. Participant acknowledges that it will have no access to and will not use the HCC System or related property, other than as specifically provided for in this Agreement, and that such system and related property is confidential and proprietary property of HCC. Any use of HCC service marks or trade names by Participant is subject to





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                 prior written approval of HCC, provided, that Participant may describe the HCC System contemplated by this Agreement in its franchise offering circular and other materials as required by state or federal law. Unless otherwise provided herein, any use of Participant's service marks or trade names by HCC is subject to prior written approval of Participant. The provisions of this Section 7.1 will remain binding and in force and effect as long as such information remains confidential (other than by breach of this Agreement), notwithstanding the expiration or termination of this Agreement at any time. Except as is necessary in connection with the performance of this Agreement and HCC's business, information regarding the reservations and other transactions of Participant processed by HCC shall be treated as confidential whether or not so marked or otherwise identified as confidential.

SECTION 8.       INDEMNIFICATION

         8.1 Indemnification in the Event of Certain Losses. Participant agrees to indemnify and hold harmless HCC and HCC's affiliates, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) occurring as a result of or arising out of a material breach of this Agreement on account of Participant's (or its affiliates) fault, to the extent not caused by the fault of HCC ("HCC's Losses"). HCC agrees to indemnify and hold harmless Participant, and Participant's affiliates, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) ("Participant's Losses") occurring as a result of or arising out of a material breach of this Agreement on account of HCC's fault to the extent not caused by the fault of Participant. Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to this
                 Section 8.1, such indemnified party will give prompt notice thereof to the indemnifying party and the indemnifying party will be entitled to participate therein or, to the extent that it wishes, assume the defense thereof with its own counsel.
                 If the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and preparation, unless representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement. Whether or not the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable for any compromise or settlement of any such action or claim effected without its consent (which shall not be unreasonably withheld).

SECTION 9.       DISCLAIMER OF WARRANTIES

         9.1 Waiver of Warranties. HCC WILL NOT BE RESPONSIBLE OR LIABLE FOR ANY FALSIFICATIONS OR INACCURACIES IN THE DATA PROVIDED BY PARTICIPANT OR THE INFORMATION PROCESSED BY OR THROUGH THE HCC SYSTEM NOR WILL IT HAVE ANY LIABILITY FOR ANY ACT OR FAILURE TO ACT WITH RESPECT TO THE DATA OR THE PAYMENT OF COMMISSIONS UNLESS EXPRESSLY SET FORTH HEREIN. EXCEPT WITH RESPECT TO HCC'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR





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                 A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE
                 PRODUCT OR SERVICE OR OTHERWISE, ARE DISCLAIMED BY HCC AND WAIVED BY PARTICIPANT.

         9.2 No Consequential Damages. Except with respect to the indemnification provisions set forth in Section 8.1 hereof, neither party will be liable to the other for any consequential damages caused or resulting from any breach of this Agreement or arising out of the performance of this Agreement, and each party hereby expressly waives such damages.

SECTION 10.      MISCELLANEOUS

         10.1 Arbitration of Disputes. Any controversy or claim arising out of or relating to this contract, or the breach thereof, will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be a panel of three arbitrators. Each party will select one arbitrator within thirty (30) days of notice of the dispute, and the two (2) arbitrators selected shall select a third neutral arbitrator within thirty (30) days after the second arbitrator is chosen. All reasonable and necessary costs and fees (including attorney's fees) incurred in connection with the arbitration will be borne by the losing party or assessed in the award as otherwise deemed appropriate by the arbitrators. If the demand for arbitration is initiated by Participant, venue of the arbitration proceedings will be determined by HCC. If the demand for arbitration is initiated by HCC, venue of the arbitration proceedings will be determined by Participant.

         10.2 Non-Exclusive Agreement. Each party acknowledges that this is not an exclusive agreement with respect to reservations commissions clearinghouse services and that each party may contract with other parties providing same or similar services.

         10.3 Status of Parties. This Agreement will not constitute a partnership, joint venture or similar arrangement. The parties hereto are separate and distinct entities independently contracting with each other at arms length. HCC will not be deemed by this Agreement to be granting a license to Participant with respect to the HCC System or any software or service mark related thereto, or otherwise, this being a contract for the use and rendering of services only.

         10.4 Assignment. This Agreement is not assignable by HCC or Participant without the prior written consent of the non-assigning party, and such consent shall not be unreasonably withheld or delayed provided that Participant may assign this Agreement to a wholly-owned subsidiary or in connection with the sale of its reservation system or franchise system and either party may assign this Agreement without consent in the event of a merger, consolidation, or sale of substantially all of its assets.

         10.5 Notices. All notices and other communications contemplated hereby must be in writing (except in the case of electronically transmitted data) and (a) personally delivered,
                 (b) deposited in the United States mail, first-class, registered or certified mail, return receipt requested, with postage prepaid, (c) sent by overnight courier service (for next business day delivery), shipping prepaid, (d) sent by telecopy or facsimile with confirmation of receipt to the number indicated, or (e) transmitted directly to the recipient by electronic data transmission pursuant to arrangements made between the parties. Such notices and other communications (except in the case of electronically transmitted data) shall be addressed as





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             follows:

             IF TO HCC:                        IF TO PARTICIPANT:

             3811 Turtle Creek Blvd.           Marriott International
             Suite 1100                        10400 Fernwood Road
             Dallas, TX 75219                  Bethesda, MD  20817
             Attention: John F. Davis, III     Attention: VP, Distribution Sales
             If by telecopy/facsimile to:      If by telecopy/facsimile to:
             528-5675                          w/c to: Attn: Law
                                                       Department 52/1923
                                                       (Information
                                                       Technology Mktg.)


             or such persons or addresses as any party may request by notice duly given hereunder. Except as otherwise specified herein, notices will be deemed given and received when received.

     10.6 Controlling Law. This Agreement will be interpreted pursuant to the laws of the State of Texas without reference to its conflict of laws principles. Subject to the agreement to arbitrate and the jurisdiction and venue provisions set forth in Section 10.1 hereof, any action brought relating to or arising out of this Agreement must be brought in the state or federal courts situated in the county and state of the residence or principal place of business of the party against whom the action is brought (or any of them, if more than one).

     10.7 Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement between HCC and Participant with respect to the provision of services under the HCC System and supersedes and replaces any and all other agreements and representations, verbal or written, with respect to the subject matter of this Agreement. There are no representations, warranties or agreements made or relied upon by either party with respect to the subject matter of this Agreement that are not contained in this Agreement.

     10.8 Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the legal representatives, successors and duly authorized assigns of each party whether resulting from merger, acquisition, reorganization or assignment pursuant to the terms hereof.

     10.9 Confidentiality of the Agreement. The parties agree that the terms and provisions of this Agreement will be kept confidential and shall be disclosed only to those persons and entities as required by law or as permitted by the other party hereto. The parties may, however, disclose the existence of this Agreement to any person or entity.

     10.10 Intellectual Property. Each of the parties hereto represents and warrants to the other that, with respect to all software and other intellectual property in connection with the operation of the HCC System furnished or required to be furnished pursuant to this Agreement (collectively, the "Intellectual Property"), each either owns the Intellectual Property furnished by it or is fully authorized to deliver the Intellectual Property and to allow the Intellectual Property to be used in connection with the HCC System, as contemplated by this Agreement. Should any claim be raised by any third party that the use of any of the Intellectual Property or the delivery of any of the Intellectual Property in connection with this Agreement constitutes infringement of any patent, copyright, license or other property right (a "Claim"),





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
                 the party furnishing such Intellectual Property shall, at its expense, defend any such Claim in accordance with the provisions of Section 8.1 of this Agreement. Should either party be temporarily or permanently enjoined from using any of the Intellectual Property as a result of any Claim, the other party, at its option and own expense, shall either procure the right to continue to use the Intellectual Property free from any Claim or replace or modify the offending Intellectual Property so that its use becomes non-infringing, within fifteen (15) days of the date on which it receives notices of the claim (either such corrective action being referred to herein as a "Correction"). If a Correction is not accomplished, the party who furnished the Intellectual Proeprty resulting in the Claim shall be deemed to be in default of this Agreement, and in such event Sections 5 and 6 of this Agreement shall control; provided, however, that the fifteen (15) day period specified above shall be deemed to be the applicable cure period under Section 6.3, and once that fifteen (15) day period has expired without a Correction having occurred, the applicable cure period under Section 6.3 shall be deemed to have expired. Without limiting Article 8 of this Agreement, the party who furnished the Intellectual Property resulting in the Claim shall also be obligated to indemnify the other party for any of its losses (such losses being HCC's Losses or Participant's Losses, as the case may be, as defined in Seciton 8.1 hereof) in connection with any Claim for which a Correction is not made within such fifteen
                 (15) day period, in accordance with Article 8.

         10.11 Favored Nation Status. In the event any other HCC participating hotel with annual HCC transaction volumes equal to or less than those of Participant is paid more for transaction fees than Participant, HCC shall notify Participant and Participant shall have the right to amend this Agreement to provide for like payments to Participant. For the purpose of determining the amount of transaction fees paid to Participant or any other HCC participating hotel, the Incentive Fee paid pursuant to this Agreement or any other incentive fee or similar payment made to any other HCC participating hotel shall be considered a part of the transaction fees paid.

AGREED to as of the date first written above.

THE HOTEL CLEARING CORPORATION             MARRIOTT INTERNATIONAL, INC.



By: /s/ JOHN F. DAVIS, III                 By: /s/ BRUCE W. WOLFF
   -------------------------                  ----------------------------

Its:                                       Its:
    ------------------------                   ---------------------------

                                   EXHIBIT A


            Initial Information to be Provided by Participant to HCC


The fields in each commission record are the following:

-Record identifier                     required          validated
-Chain record number                   required          check for duplicates
-Chain/Brand code                      required          validated
-Booking source                        required          validated
-Property ID                           required          validated
-PNR Number                            optional          no checks
-Confirmation number                   required          validated presence
-Cancellation number                   optional          no checks
-Corporate ID number                   optional          no checks
-Subscriber IATA number                required          validated HCC User
-Group/Guest last name                 required          validated presence
-Group/Guest first name                optional          no checks
-Status code                           required          validated
-Reason code                           optional          if present, validate
-Arrival date                          required          validated, no future
-Departure date                        required          validated, no future
-Number of nights                      required          validated presence
-Number of rooms                       required          validated presence
-Commissionable revenue                required          validated, no neg.
-Gross Commission                      required          validated, no neg.
-Adjustment amount                     required          validated presence
-Net Commission due                    required          validate computation
-Currency code                         required          validated
-Comments                              optional          no checks





                                      -11-